Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

Medical Properties Trust, Inc.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2016		Year Ended December 31, 2015		Year Ended December 31, 2014		Year Ended December 31, 2013		Year Ended December 31, 2012
Income From Continuing Operations Before Income Taxes	$218,219		$141,101		$50,864		$89,803		$72,712
Fixed Charges	184,694		126,887		101,914		68,654		60,011
Amortization of Capitalized Interest	332		355		318		271		227
Capitalized Interest	(2,320)		(1,425)		(1,860)		(1,729)		(1,596)
Earnings	$400,925		$266,918		$151,236		$156,999		$131,354
Interest Expense/Debt Refinancing Costs	$182,136		$125,252		$99,854		$66,746		$58,243
Portion of Rent Related to Interest	238		210		200		179		172
Capitalized Interest	2,320		1,425		1,860		1,729		1,596
Fixed Charges	$184,694		$126,887		$101,914		$68,654		$60,011
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$184,694		$126,887		$101,914		$68,654		$60,011
Ratio of Earnings to Fixed Charges	2.17	x	2.10	x	1.48	x	2.29	x	2.19	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.17	x	2.10	x	1.48	x	2.29	x	2.19	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.

Computation of Ratio of Earnings to Fixed Charges

MPT Operating Partnership, L.P.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2016		Year Ended December 31, 2015		Year Ended December 31, 2014		Year Ended December 31, 2013		Year Ended December 31, 2012
Income From Continuing Operations Before Income Taxes	$218,219		$141,101		$50,864		$89,803		$72,712
Fixed Charges	184,694		126,887		101,914		68,654		60,011
Amortization of Capitalized Interest	332		355		318		271		227
Capitalized Interest	(2,320)		(1,425)		(1,860)		(1,729)		(1,596)
Earnings	$400,925		$266,918		$151,236		$156,999		$131,354
Interest Expense/Debt Refinancing Costs	$182,136		$125,252		$99,854		$66,746		$58,243
Portion of Rent Related to Interest	238		210		200		179		172
Capitalized Interest	2,320		1,425		1,860		1,729		1,596
Fixed Charges	$184,694		$126,887		$101,914		$68,654		$60,011
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$184,694		$126,887		$101,914		$68,654		$60,011
Ratio of Earnings to Fixed Charges	2.17	x	2.10	x	1.48	x	2.29	x	2.19	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.17	x	2.10	x	1.48	x	2.29	x	2.19	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.